Exhibit 10.1

FORM OF

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 17th day of September, 2020, by and among Pivotal Investment Corporation II., a Delaware corporation (the “Company”), and the entity named on the signature page hereto (“Subscriber”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company, substantially concurrently with the execution of this Subscription Agreement, shall enter into an Agreement and Plan of Reorganization (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the PIC II Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and XL Hybrids, Inc., a Delaware corporation (“XL Hybrids”), in substantially the form previously provided to Subscriber;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement (collectively, the “Transactions”), Subscriber desires to subscribe for and purchase from the Company in a private placement transaction that number of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Shares”) set forth on the signature page hereto (the “Acquired Shares”) for a Subscription Amount of $10.00 per share (the “Per Share Subscription Amount”), and for the aggregate Subscription Amount set forth on the signature page hereto (the “Subscription Amount”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration for the payment of the Subscription Amount by or on behalf of Subscriber to the Company on or prior to the Subscription Closing (as defined below); and

WHEREAS, in connection with the Transactions, certain other “accredited investors” (as defined in Rule 501 under the Securities Act), have entered into separate subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which such investors have, together with Subscriber pursuant to this Subscription Agreement, agreed to purchase on the Merger Closing (as defined below) an aggregate of 15,000,000 Shares at the Per Share Subscription Amount.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Pursuant to the terms and subject to the conditions set forth herein, Subscriber hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Subscription Amount, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Subscription Closing.

(a) The closing of the Subscription contemplated hereby (the “Subscription Closing”) is intended to occur substantially concurrently with the closing of the Merger (the “Merger Closing”), and is contingent upon the occurrence of the Merger Closing. Not less than three (3) Business Days prior to the scheduled date of the Merger Closing (the “Merger Closing Date”), the Company shall provide written notice to Subscriber (as it may be revised in accordance with this Section 2(a), the “Closing Notice”) of such scheduled Merger Closing Date; provided, that the Company may delay from time to time the scheduled Merger Closing Date until the Outside Date (as defined in the Merger Agreement) following the original scheduled Merger Closing Date identified in the Closing Notice, or such Merger Closing Date as it may be delayed, by written notice to Subscriber if it provides Subscriber with notice of the revised Merger Closing Date (a “Revised Closing Notice”) setting forth the revised scheduled Merger Closing Date no later than twenty-four (24) hours prior to the then-scheduled Merger Closing Date; provided further that, in the event the revised scheduled Merger Closing Date set forth in the Revised Closing Notice is a date that is more than five (5) Business Days after the then scheduled Merger Closing Date, any Subscription Amount paid by Subscriber that is held in escrow shall be returned to Subscriber within two (2)

Business Days of the date the Company provides the Revised Closing Notice to the Subscriber. For the avoidance of doubt, the return of any Subscription Amount in connection with a delay in the scheduled Closing Date shall not relieve Subscriber of its obligations to pay the Subscription Amount on the date set forth in a Revised Closing Notice and to otherwise comply with the terms and conditions of this Agreement. Subscriber shall deliver to the Company at least two (2) Business Days prior to the then-scheduled Merger Closing Date identified in the Closing Notice (including any Revised Closing Notice) (unless a later time is otherwise agreed by the Company), to be held in escrow until the Subscription Closing, the Subscription Amount for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice (including any Revised Closing Notice). Such funds shall be held on behalf of Subscriber until the Subscription Closing in an escrow account by an escrow agent selected by the Company prior to the date hereof. On the Merger Closing Date, the Company shall deliver to Subscriber (i) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, with each register and book-entry for the Shares containing a notation and each certificate, if any, evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the form set forth on Exhibit A hereto, and (ii) a copy of the records of the Company’s transfer agent (the “Transfer Agent”) showing Subscriber (or such nominee or custodian) as the owner of the Acquired Shares on and as of such date. If the Merger Closing does not occur on the same day as the Subscription Closing, the Company shall promptly (but not later than one (1) Business Day after the Subscription Closing (or two (2) Business Days after the Subscription Closing if the Company reasonably believes the Merger Closing will occur within two (2) Business Days after the Merger Closing Date identified in the Closing Notice (including any Revised Closing Notice))) return the Subscription Amount to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book-entries shall be deemed repurchased and cancelled; provided, that the return of the funds shall not terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder (including Subscriber’s obligation to purchase the Acquired Shares at the Subscription Closing).

(b) Conditions to Closing of the Company. The Company’s obligations to sell and issue the Shares at the Subscription Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Merger Closing Date, of each of the following conditions:

(i) Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 4 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Subscription Closing (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

(ii) Closing of the Transactions. The Transactions set forth in the Merger Agreement shall have been or will be consummated substantially concurrently with the Subscription Closing.

(iii) Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Entity, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(c) Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Acquired Shares at the Subscription Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Merger Closing Date, of each of the following conditions:

(i) Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) on and as of the Subscription Closing (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions; provided, that in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Company contained in this Subscription Agreement and the facts underlying such breach would also cause a condition to the Company’s obligations under the Merger Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event the Company waives such condition with respect to such breach under the Merger Agreement.

(ii) Closing of the Transactions. The Transactions set forth in the Merger Agreement shall have been or will be consummated substantially concurrently with the Subscription Closing.

(iii) No Amendment to the Merger Agreement. There shall have been no amendment, waiver or modification to the Merger Agreement that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement.

(iv) Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Entity, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(d) At the Subscription Closing, the parties hereto shall make reasonable efforts to execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Subject to obtaining all required approvals necessary in connection with the performance of the Merger Agreement and the consummation of the Transactions (collectively, “Required Approvals”), the Company has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Merger Closing, the Acquired Shares will be duly authorized by the Company and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Charter Documents (as defined in the Merger Agreement) or under the Delaware General Corporation Law.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d) As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of (i) 75,000,000 Shares, of which 23,000,000 shares are issued and outstanding, (ii) 10,000,000 shares of the Company’s Class B common stock, par value $0.0001 per share, of which 5,750,000 shares are issued and outstanding, and (iii) 1,000,000 shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Shares”), none of which are issued and outstanding. As of the date of this Subscription Agreement, the Company has 11,900,000 warrants outstanding, each of which entitles to the holder thereof to purchase one Share.

(e) Subject to obtaining the Required Approvals, the execution, delivery and performance by the Company of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), and the issuance and sale by the Company of the Acquired Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company (“Company Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the Company’s obligations under this Subscription Agreement; (ii) the Company’s Charter Documents; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the Company’s obligations under this Subscription Agreement.

(f) The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company Charter Documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Other than as set forth in the Merger Agreement, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the Merger Closing; provided, that any such holders will waive any such anti-dilution or similar provisions in connection with the Transactions.

(h) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 9(p) of this Subscription Agreement; (iv) filings required by the NYSE, including with respect to obtaining stockholder approval; and (v) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(i) The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(j) There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the Commission, respectively, to prohibit or terminate the listing of the Shares on the NYSE or to deregister the Shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

(k) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Company to Subscriber.

(l) Neither the Company nor anyone acting on its behalf has offered the Shares or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than Subscriber and other accredited investors (as defined in Rule 501 of Regulation D of the Securities Act), each of which has been offered Shares at a private sale for investment.

(m) None of the Company nor any of its Affiliates has offered Shares or any similar securities during the six months prior to the date hereof to anyone, other than in connection with the Transactions, as set forth in the Merger Agreement, to Subscriber and other investors in connection with the Other Subscription Agreements. Other than the foregoing, the Company has no intention to offer Shares or any similar security during the twelve (12) months from the date hereof other than in connection with the Transactions, including as referenced in Section 5.15 (Lock-Up Agreements) of the Merger Agreement and the Lock-Up Agreements.

(n) Neither the Company nor any person acting on its behalf has offered or sold the Acquired Shares by any form of general solicitation or general advertising, including, but not limited to, the following: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; (2) any website posting or widely distributed email; or (3) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(o) A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Commission since its initial registration of the Shares under the Exchange Act (the “SEC Documents”) is available to Subscriber via the Commission’s EDGAR system. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement, as applicable, that the Company was required to file with the Commission since its initial registration of the Shares under the Exchange Act. There are no material outstanding or unresolved comments in comment letters from the Commission with respect to any of the SEC Documents.

(p) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (i) Governmental Action/Filing (as defined in the Merger Agreement) by or before any Governmental Entity (as defined in the Merger Agreement) pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding against the Company.

(q) Other than the Agent (as defined below), the Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Acquired Shares, and the Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Acquired Shares other than to the Agent. Neither the Company nor any of its Affiliates nor any other person acting on its behalf (other than its officers acting in such capacity) has solicited offers for, or offered or sold, the Acquired Shares other than through the Agent.

(r) Other than the Other Subscription Agreements, the Company has not entered into any side letter or similar agreement with any subscriber in connection with such subscriber’s direct or indirect investment in the Company or with or any other investor, and such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Per Share Subscription Amount and terms with respect to the purchase of the Acquired Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, except, in each case, for agreements with the Agent (as defined below), and certain of their respective affiliates and related persons.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a) Subscriber has been duly organized, formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its jurisdiction of organization, formation or incorporation, as the case may be, with all requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement, and (ii) this Subscription Agreement has been duly authorized, executed and delivered by Subscriber.

(b) Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or, to the best of Subscriber’s knowledge, any of its subsidiaries, if applicable, pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or, if applicable, any of its subsidiaries is a party or by which Subscriber or, if applicable, any of its subsidiaries is bound or to which any of the property or assets of Subscriber or, if applicable, any of its subsidiaries is subject, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, properties or financial condition of Subscriber, or, if applicable, the stockholders’ equity or results of operations of Subscriber or, if applicable, any of its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with Subscriber’s obligations under this Subscription Agreement, (ii) the organizational documents of Subscriber if Subscriber is not a natural person, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or, if applicable, any of its subsidiaries or any of their respective properties that would be reasonably likely to have, individually or in the aggregate, a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with Subscriber’s obligations under this Subscription Agreement.

(d) Subscriber is “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as defined within the meaning of Rule 501 of the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A. Subscriber represents that it is purchasing the Acquired Shares for its own account (and not for the account of others) or for one or more separate accounts maintained by it as a fiduciary or agent for the benefit of one or more other accredited investors and not with a view to the distribution thereof in violation of the securities laws; provided, that the disposition of Subscriber’s property shall at all times be within Subscriber’s control. Subscriber understands that the Acquired Shares have not been registered under the Securities Act and may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act, except if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the resale of the Acquired Shares other than as provided for in Section 5 below. Subscriber further represents and warrants that it will not sell, transfer, pledge or otherwise dispose of the Acquired Shares or any interest therein except in a registered transaction or in a transaction exempt from or not subject to the registration requirements of the Securities Act and except in accordance with the terms and conditions of this Subscription Agreement.

(e) The purchase of Acquired Shares by Subscriber has not been solicited by or through anyone other than the Company or the Agent.

(f) Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions as set forth on Exhibit A to this Subscription Agreement, unless and until such transfer restrictions have been removed in accordance with Section 5 of this Subscription Agreement and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(g) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company or any of its officers, directors or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements made by the Company in this Subscription Agreement.

(h) In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, XL Hybrids and the Transactions. Subscriber represents and warrants that Subscriber and Subscriber’s professional advisor(s), if any, were given the opportunity to ask questions and receive answers concerning the terms and conditions of the Subscription and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense. Subscriber acknowledges and agrees that it has not relied on the Agent or any of the Agent’s Affiliates with respect to its decision to purchase the Acquired Shares. Subscriber further acknowledges that the information provided to Subscriber is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transactions, shall in no way affect the Subscriber’s obligation to purchase the Shares hereunder.

(i) Subscriber became aware of the offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company or by means of contact from BTIG, LLC or PJT Partners LP, each acting as a placement agent for the Company (the “Agent”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or by contact between Subscriber and the Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k) Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(l) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m) Subscriber represents and warrants that neither Subscriber nor, in the case Subscriber is not a natural person, any of its officers, directors, managers, managing members, general partners or any other individual acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, if applicable. Subscriber further represents that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n) If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33)

of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”, and together with ERISA Plans, “Plans”), then Subscriber represents and warrants that (A) neither the Company nor any of its Affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Acquired Shares; (B) the decision to invest in the Acquired Shares has been made at the recommendation or direction of a fiduciary (for purposes of ERISA and/or Section 4975 of the Code, or any applicable Similar Law) with respect to Subscriber’s investment in the Acquired Shares who is independent of the Transaction Parties; and (C) its purchase of the Acquired Shares will not result is non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o) Subscriber is not currently (and at all times through the Subscription Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(p) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Acquired Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States (CFIUS) would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Subscription Closing as a result of the purchase and sale of Acquired Shares hereunder.

(q) If Subscriber will purchase 20% of the Company’s securities, Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.18, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

(r) At the Subscription Closing, Subscriber will have sufficient funds to pay the Subscription Amount pursuant to Section 2(a) of this Subscription Agreement.

5. Registration Rights.

(a) Shelf Registration Statement. The Company agrees that, as soon as reasonably practicable within thirty (30) calendar days, but no later than forty-five (45) calendar days following the Merger Closing Date (the “Filing Date”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Acquired Shares and the Shares to be acquired by investors pursuant to the Other Subscription Agreements (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the Filing Date (or the 90th calendar day if the Commission notifies the Company (orally or in writing) that it will “review” the Registration Statement) and (ii) the 10th Business Day after the date the Company is notified (orally or in writing) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that (i) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations and (ii) if the Subscriber fails to provide the Company with any information requested by the Company that is required to be provided in such Registration Statement with respect to the Subscriber, then, for purposes of this Section, the Filing Date or Effectiveness Date, as applicable, shall be extended two (2) Business Days following the date of receipt by the Company of such requested and required information from the Subscriber; provided, further, that the Company’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the resale of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement in accordance with Section 5(c). In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission.    Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Acquired Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission and (ii) the number of Acquired Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. Following the Effectiveness Date, if the transfer restrictions as set forth on Exhibit A to this Subscription Agreement are no longer required by the Securities Act or any applicable state securities laws, upon request of Subscriber, the Company shall use its commercially reasonable efforts to cooperate with Subscriber to have such transfer restrictions removed, including providing authorization to the Transfer Agent.

(b) Registration Cooperation. At its expense the Company shall:

(i) keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

(ii) advise Subscriber within two (2) Business Days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Company;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 5(b)(ii)(5), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each national securities exchange (within the meaning of the Exchange Act), if any, on which the Shares issued by the Company have been listed;

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares as required hereby; and

(vii) use its commercially reasonable efforts to allow Subscriber to review disclosure regarding Subscriber in the Registration Statement.

(c) Suspension Event. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement and any other registration statement referred to in this Section 5, and from time to time to require Subscriber not to sell under the Registration Statement or such other registration statement, as applicable, or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement or such other registration statement, as applicable, to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend a particular registration statement on more than two (2) occasions, for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement or such other registration statement, as applicable, is effective or if as a result of a Suspension Event the Registration Statement or such other registration statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement or such other registration statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Opt-Out Notice. Subscriber may deliver written notice (including via email in accordance with Section 9(l) of this Subscription Agreement) (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective registration statement, Subscriber will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such notice of Suspension Event that would have been provided, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability, and Subscriber shall comply with any restrictions on using such Registration Statement during such Suspension Event.

(e) Subscriber Indemnification. The Company agrees to indemnify and hold Subscriber, each person, if any, who controls Subscriber within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Acquired Shares (collectively, the “Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred by Subscriber directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers Registrable Securities (as defined below) of Subscriber (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber expressly for use therein. For purposes of this Section, “Registrable Security” shall mean any of the Acquired Shares until the earliest to occur of: (A) a registration statement with respect to the sale of any such Acquired Shares shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) any such Acquired Shares shall have ceased to be outstanding; (C) any such Acquired Shares have been sold without registration pursuant to Rule 144 (or any successor rule promulgated thereafter by the Commission); and (D) any such Acquired Shares have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

(f) Company Indemnification. Subscriber agrees to, severally and not jointly with any other accredited investor that is a party to the Other Subscription Agreements, indemnify and hold harmless the Company, its directors, officers, agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company within the meaning of Rule 405 under the Securities Act, and each underwriter pursuant to the applicable underwriting agreement with such underwriter, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Acquired Shares (collectively, the “Company Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred by the Company directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers Registrable Securities of Subscriber (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein of a material fact necessary in order to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to the Subscription Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing and (d)

March 16, 2021, provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of (i) the termination of the Merger Agreement (other than such a termination as a result of the Merger Closing thereunder) and (ii) any amendment to the Merger Agreement.

7. Trust Fund Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses. Subscriber further acknowledges that the Company established a Trust Fund for the benefit of the Company, as set forth in Section 3.24 (Trust Fund) of the Merger Agreement, to hold substantially all of the Company’s assets consisting of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in the Trust Fund for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its Affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Fund, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Fund as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Company’s organizational documents in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Fund or the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Company and its assets outside the Trust Fund and not against the Trust Fund or any monies or other assets in the Trust Fund; provided, however, that nothing in this Section shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Fund by virtue of Subscriber’s record or beneficial ownership of Shares of the Company acquired by any means other than pursuant to this Subscription Agreement.

8. Company’s Covenants. With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of the Company to the public without registration, the Company agrees, until the Acquired Shares are sold by Subscriber, to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) in connection with any resale of the Acquired Shares by Subscriber pursuant to Rule 144, if the transfer restrictions as set forth on Exhibit A to this Subscription Agreement are no longer required by the Securities Act or any applicable state securities laws, upon request of Subscriber, the Company shall use its commercially reasonable efforts to cooperate with Subscriber to have such transfer restrictions removed, including providing authorization to the Transfer Agent.

9. Miscellaneous.

(a) Subscriber acknowledges that the Company and the Agent and the Company acknowledges that Subscriber, will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber and the Company agree to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

(b) Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Disclosure of Subscriber’s name shall be subject to the notice provisions set forth in Section 9(l) of this Subscription Agreement.

(c) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder may be transferred or assigned (other than the transfer and assignment of (i) the Acquired Shares acquired hereunder, if any, subsequent to Subscriber’s purchase of such Acquired Shares at the Subscription Closing and in accordance with Subscriber’s representations and warranties herein; (ii) any or all of Subscriber’s rights and obligations under this Subscription Agreement to its Affiliates, subject to, if such transfer or assignment is prior to the Subscription Closing, such Affiliates executing a subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions; and (iii) after the Subscription Closing, the Subscriber’s rights pursuant to Section 8 and Section 9 of this Subscription Agreement to any purchaser of the Acquired Shares that receives the Acquired Shares without the removal of the transfer restrictions set forth on Exhibit A of this Subscription Agreement). Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company without the prior written consent of the Subscriber.

(d) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(e) The Company or the Agent may request from Subscriber such additional information as may be reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares and to comply with the Company’s registration obligations under Section 5 hereof, and Subscriber shall take commercially reasonable efforts to provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(f) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g) This Subscription Agreement and the documents and instruments and other agreements among the parties as contemplated by or referred to herein, including the Schedules and Exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties and any of their respective Affiliates with respect to the transactions contemplated hereby and the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns; provided, that the parties acknowledge and agree that the Agent shall be a third-party beneficiary of the representations and warranties of Subscriber contained in Section 4 of this Subscription Agreement, and in each case with respect thereto shall be entitled to the rights and benefits hereunder.

(h) Subject to Section 9(c), and except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Subscription Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Subscription Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(j) This Subscription Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

(k) Except as otherwise set forth herein, all fees and expenses incurred in connection with this Subscription Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses.

(l) Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(1)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(2)	if to the Company, to:

Pivotal Investment Corporation II

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: Jonathan J. Ledecky

E-mail: jledecky@hockeyny.com

with copies to (which copies shall not constitute notice):

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Mitchell S. Presser / Omar E. Pringle

E-mail: mpresser@mofo.com / opringle@mofo.com

and

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: David Alan Miller / Jeffrey M. Gallant

E-mail: dmiller@graubard.com / jgallant@graubard.com

(m) This Subscription Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

(n) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in accordance with this Section shall not be required to provide any bond or other security in connection with any such injunction.

(o) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court in the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal courts of the United States of America sitting in the State of Delaware) in connection with any matter based upon or arising out of this Subscription Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and manner of service of process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Subscription Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(p) The Company shall, no later than 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases and file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees. Notwithstanding anything in this Subscription Agreement to the contrary, each party hereto acknowledges and agrees that without the prior written consent of the other party hereto it will not publicly make reference to such other party or any of its Affiliates (i) in connection with the Transactions or this Subscription Agreement or the Other Subscription Agreements or (ii) in any press release, filing with the Commission or any regulatory agency or trading market, promotional materials, media, or similar circumstances, except, in each case, (a) as required by law or regulation or at the request of the staff of the Commission or regulatory agency or under the regulations of the NYSE or (b) as required by the federal securities law, provided, that the Company shall use its commercially reasonable efforts to consult with Subscriber in the case of clauses (a) or (b) of this Section.

(q) Except as expressly set forth in this Subscription Agreement, no former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, representatives or assignees of Subscriber or any former, current or future equity holder, controlling person, director, officer, employee, agent, Affiliate, member, manager, general or limited partner, representative or assignee of any of the foregoing, shall have any obligation to the Company or to any other person hereunder in connection with the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

PIVOTAL INVESTMENT CORPORATION II

By:
Name:
Title:

[Signature Page to Subscription Agreement]

SUBSCRIBER:

[•]

By:

Name:

Title:

(Please print. Please indicate name and capacity of person signing above)

Address:

Facsimile:

Email:

Attention:

EIN:

Aggregate Number of Acquired Shares subscribed for:

Aggregate Subscription Amount: $

Name in which securities are to be registered (if different):

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

A. QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)).

B. ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐

We/I are/am an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box or boxes below indicating the provision(s) under which we/I qualify as an “accredited investor.”

B. AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to Section 15 of the Exchange Act;

☐	Any insurance company as defined in Section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of the ERISA if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000, with net worth calculated as set forth by Rule 501(a)(5)(i) under the Securities Act;

☐

Any natural person who has an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any organization described in Section 501(c)(3) of the Code, corporation, or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

☐	We are an entity in which all of the equity owners are accredited investors.

Exhibit A

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE ACQUIRED SHARES OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS, IF THE COMPANY REQUESTS, THE COMPANY RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Any transferee of the Acquired Shares or any interest therein, by its acceptance thereof, shall be deemed to have made the representations set forth in Section 4 of the Subscription Agreement (other than the representations set forth in Section 4(f), Section 4(j) and Section 4(p)). The Company shall not be required to register the transfer of any Acquired Shares to any transferee unless the Company receives from the proposed transferee a written instrument in form and substance reasonably satisfactory to the Company in which such transferee makes the representations and warranties set forth in Section 4 of the Subscription Agreement (other than the representations set forth in Section 4 Section 4(f), Section 4(j) and Section 4(p)) and, if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that registration under the Securities Act is not required in connection with such transfer; provided, that no opinion of counsel will be required for a pledge of the Acquired Shares if the Company receives a representation from the pledgor and pledgee that the pledge is a bona fide pledge and, in the event that the pledgee acquires the shares that are the subject of the pledge, the pledgee agrees to the representations and warranties set forth in Section 4 of the Subscription Agreement. The foregoing shall not apply to any sale of the Acquired Shares made in accordance with Rule 144; provided, that the transferor of the Acquired Shares provides to the Company such representations with respect to compliance as is reasonably requested by the Company